UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2018 (July 25, 2018)

Berry Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-8410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Truxtun Ave.,

Bakersfield, California 93309

(Address of Principal Executive Offices)

(661) 616-3900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 25, 2018, Berry Petroleum Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with the selling stockholders named therein (the “Selling Stockholders”) and Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp., as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) of 13,043,479 shares of Common Stock (the “Firm Shares”), including 10,497,849 shares issued and sold by the Company and 2,545,630 shares sold by the Selling Stockholders, at a price to the public of $14.00 per share ($13.1572 per share net of underwriting discounts and commissions). The Company used a portion of the proceeds it received from the Offering to purchase an aggregate of 1,802,196 shares of Common Stock owned by funds affiliated with Benefit Street Partners (“Benefit Street”) and Oaktree Capital Management (“Oaktree”). After giving effect to this offering and the share repurchase, the number of shares of Common Stock outstanding increased by 8,695,653.

Pursuant to the Underwriting Agreement, the Company and the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an additional 1,534,895 shares and 421,626 shares, respectively, of Common Stock at the initial public offering price, less underwriting discounts and commissions (the “Option Shares”), if the Underwriters sell more than an aggregate of 13,043,479 shares of Common Stock. The Company intends to use a portion of the proceeds it receives from any sale of any such Option Shares to purchase up to an additional 230,548 shares of its Common Stock owned by Benefit Street. Assuming the Underwriters exercise their option in full, the number of shares outstanding after such option exercise and additional share repurchase will increase by 1,304,347.

The material terms of the Offering are described in the prospectus, dated July 25, 2018 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 27, 2018, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-226011) (the “Registration Statement”), initially filed by the Company on June 29, 2018.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The Offering closed on July 30, 2018 and the Company received proceeds with respect to the Firm Shares of approximately $136 million (net of underwriting discounts and commissions and estimated offering expenses payable by the Company). The Company used $24 million of the net proceeds to purchase shares of Common Stock (at a price equal to the price paid by the Underwriters for shares of our Common Stock in the Offering) from funds affiliated with Benefit Street and Oaktree and $60 million to fund the cash payable to holders of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) in connection with the Preferred Stock Conversion (as defined in the Prospectus). Additionally, the Company used $52 million to repay borrowings under its $1.5 billion reserves-based lending facility entered into on July 31, 2017 (as amended, the “RBL Facility”).

The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, certain investment funds affiliated with Goldman Sachs & Co. LLC, an underwriter in the Offering, owned in excess of 10% of our issued and outstanding common stock on an as-converted basis and received, as a holder of Series A Preferred Stock, 5% or more of the net proceeds of the Offering due to the cash payment in connection with the Preferred Stock Conversion. In addition, an affiliate of each of Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp. is a lender under the RBL Facility and received 5% or more of the net proceeds of the Offering due to the repayment of borrowings under the RBL Facility. Therefore, Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp. are deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. Accordingly, the Offering was conducted in accordance with Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the Registration Statement and the Prospectus. In accordance with this rule, Evercore Group L.L.C. assumed the responsibilities of acting as a qualified independent underwriter. Evercore Group L.L.C. did not receive any additional fees for serving as a qualified independent underwriter in connection with the Offering. Further, pursuant to Rule 5121, Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp. did not confirm sales to any account over which any of them exercised discretionary authority without the prior written approval of their respective customer.

In addition, certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans.

Amended and Restated Stockholders Agreement

On July 30, 2018, the Company entered into the Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) with each person (other than the Company) named on the signature pages to the Stockholders Agreement (the “Stockholders” and collectively, “the Stockholder Group”). The Stockholder Group as of the date of that certain Stockholders Agreement, dated February 28, 2017 (the “Original Stockholders Agreement”), received shares of Common Stock and Series A Preferred Stock pursuant to the Amended Joint Chapter 11 Plan of Reorganization of Linn Acquisition Company, LLC and Berry Petroleum Company, LLC and certain of their subsidiaries and affiliates under Chapter 11 of Title 11 of the United States Code approved by the United States Bankruptcy Court for the Southern District of Texas. The Company and members of the Stockholder Group representing a majority of the outstanding Shares (as defined in the Stockholders Agreement), including Benefit Street and Oaktree, agreed to amend and restate the terms of the Original Stockholders Agreement. Under the Stockholders Agreement, the Company has agreed to take all Necessary Action (as defined in the Stockholders Agreement) to include in the slate of nominees to be recommended by the Board of Directors of the Company for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected the following individuals:

(A) the individual serving as Chief Executive Officer of the Company;

(B) for so long as Benefit Street beneficially owns at least 10% of the Shares, one individual designated by Benefit Street; and

(C) for so long as Oaktree beneficially owns at least 10% of the Shares, one individual designated by Oaktree.

A description of the Stockholders Agreement is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference. The foregoing description of the Stockholders Agreement and the description contained in the Prospectus do not purport to be complete and are qualified in their entirety by reference to the Stockholders Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Oaktree Stock Purchase Agreement

On July 17, 2018, the Company entered into a Stock Purchase Agreement (the “Oaktree Stock Purchase Agreement”) with Oaktree Value Opportunities Fund Holdings, L.P. and Oaktree Opportunities X Fund Holdings (Delaware), L.P. pursuant to which the Company purchased an aggregate of 410,229 shares of Common Stock at a price equal to the net proceeds per share that the Company received from the Offering, before expenses. The closing of the share purchases occurred immediately following the closing of the Offering and all such shares were retired and returned to the status of authorized but unissued shares.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Oaktree Stock Purchase Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

BSP Stock Purchase Agreement

On July 17, 2018, the Company entered into a Stock Purchase Agreement (the “BSP Stock Purchase Agreement”) with certain funds affiliated with Benefit Street named in Schedule I thereto pursuant to which the Company purchased an aggregate of 1,391,967 shares of Common Stock at a price equal to the net proceeds per share that the Company received from the Offering, before expenses. The closing of the share purchases occurred immediately following the closing of the Offering and all such shares were retired and returned to the status of authorized but unissued shares. The BSP Stock Purchase Agreement requires us to purchase up to 230,548 additional shares at the same price if the underwriters exercise their option to purchase additional shares in the Offering.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the BSP Stock Purchase Agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in (i) Item 1.01 hereto under the header “Amended and Restated Stockholders Agreement” and (ii) Item 5.03 hereto is incorporated by reference into this Item 3.03.

Certificate of Amendment of Certificate of Incorporation

On July 30, 2018, in connection with the consummation of the Offering, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. A description of the Certificate of Incorporation, as amended by the Certificate of Amendment, is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Certificate of Amendment, which is filed as Exhibit 3.2 hereto and incorporated by reference herein.

Certificate of Amendment of Certificate of Designation

On July 25, 2018, the Company filed a Certificate of Amendment of the Certificate of Designation of Series A Preferred Stock of Berry Petroleum Corporation (the “Certificate of Amendment of Certificate of Designation”) with the Secretary of State of the State of Delaware.

Pursuant to and effective upon filing the Certificate of Amendment to Certificate of Designation, all outstanding shares of Series A Preferred Stock automatically converted into (i) 1.05 shares of Common Stock and (ii) the right to receive $1.75, minus the amount of any cash dividend paid by the Company on such share of Series A Preferred Stock in respect of any period commencing on or after April 1, 2018, or $1.60. The Company used a portion of the proceeds from the Offering to fund the cash payable to holders of Series A Preferred Stock in connection with the conversion of the Series A Preferred Stock.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment of Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information provided in Item 3.03 hereto under the headers “Certificate of Amendment of Certificate of Incorporation” and “Certificate of Amendment of Certificate of Designation” is incorporated by reference into this Item 5.03.

Second Amended and Restated Bylaws

On July 30, 2018, in connection with the consummation of the Offering, the Company amended and restated its Amended and Restated Bylaws (as newly amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated by reference herein.

The foregoing description and the description contained in the Prospectus do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Bylaws, which is filed as Exhibit 3.3 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 25, 2018, by and among Berry Petroleum Corporation, the selling stockholders named therein and Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp., as representatives of the several underwriters named therein

3.1	Certificate of Amendment to Certificate of Designation

3.2	Certificate of Amendment of Certificate of Incorporation

3.3	Second Amended and Restated Bylaws of Berry Petroleum Corporation

10.1	Amended and Restated Stockholders Agreement between Berry Petroleum Corporation and certain holders party thereto

10.2	Stock Purchase Agreement by and between Berry Petroleum Corporation, Oaktree Value Opportunities Fund Holdings, L.P. and Oaktree Opportunities X Fund Holdings (Delaware), L.P., dated July 17, 2018

10.3	Stock Purchase Agreement by and between Berry Petroleum Corporation and certain funds affiliated with Benefit Street Partners named in Schedule I thereto, dated July 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2018

BERRY PETROLEUM CORPORATION

By:	/s/ Cary D. Baetz
Cary D. Baetz
Executive Vice President and Chief Financial Officer